EXHIBIT 10.2
AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
     This amendment no. 2 to the amended and restated Advisory Agreement made effective as of September 20, 2005, (the “Advisory Agreement”), between CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation (the “Company”), and CORNERSTONE REALTY ADVISORS, LLC, a California limited liability company (the “Advisor”), is entered as of November 11, 2011 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
     WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend and restate Section 9.(d) of the Advisory Agreement;
     WHEREAS, except as expressly set forth herein the terms of the Advisory Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree to amend the Advisory Agreement as follows:
     Section 9.(d) is hereby amended and restated in its entirety as follows:
     9. Fees.
     ...
     “(d) Disposition Fees. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee equal to 1.0% of the sales price of such Property or Properties. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property. The Company will pay the Disposition Fees for a property at the time the property is sold.”
Signature Page Follows.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ Terry G. Roussel
Terry G. Roussel, Chief Executive Officer

CORNERSTONE REALTY ADVISORS, LLC

By:	/s/ Terry G. Roussel
Terry G. Roussel, President